Exhibit 5.1

The New York Times Building

37th Floor

620 Eighth Avenue

New York, NY 10018-1405

212.808.2700

Fax 212.286.9806

November 1, 2019

Applied DNA Sciences, Inc. 50 Health Sciences Drive Stony Brook, NY 11790

Re:	Underwritten Public Offering

Ladies and Gentlemen:

We have acted as counsel to Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (File No. 333-233830) filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 18, 2019, as amended by Pre-Effective Amendment No. 1 filed with the Commission on October 25, 2019 and Pre-Effective Amendment No. 2 filed with the Commission on the date hereof (as amended, the “Registration Statement”) pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration under the Act (the “Offering”) of (i) up to $9.2 million of shares (including up to $1.2 million of shares for the purpose of covering over-allotments) (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as such number of Common Shares may be modified by a subsequent amendment to the Registration Statement, (ii) up to $11.5 million of warrants to purchase shares of Common Stock (including up to $1.5 million of warrants for the purpose of covering over-allotments) (the “Common Warrants”), as such number of Common Warrants may be modified by a subsequent amendment to the Registration Statement, (iii) up to $8.0 million of warrants to purchase shares of Common Stock at an exercise price equal to $0.01 per share (the “Pre-Funded Warrants”), as such number of Pre-Funded Warrants may be modified by a subsequent amendment to the Registration Statement, and (iv) up to $19.5 million of shares of Common Stock underlying the Common Warrants and Pre-Funded Warrants (including up to $1.5 million of shares of Common Stock underlying the Common Warrants for the purpose of covering over-allotments) (the “Warrant Shares”), as such number of Warrant Shares may be modified by a subsequent amendment to the Registration Statement, in an underwritten public offering pursuant to an underwriting agreement (the “Underwriting Agreement”) substantially in the form filed as an exhibit to the Registration Statement to be entered into by and between the Company and Maxim Group LLC, as representative of the underwriters listed in Schedule I thereto. The Common Shares, the Common Warrants, the Pre-Funded Warrants and the Warrant Shares are hereinafter referred to collectively as the “Securities.”

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www.pepperlaw.com

Applied DNA Sciences, Inc.

November 1, 2019

In our capacity as counsel, you have requested that we render the opinions set forth in this letter and we are furnishing this opinion letter to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto) as filed with the Commission, (ii) the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, (iii) the form of Warrant Agreement filed as Exhibit 4.1 to the Registration Statement (the “Warrant Agreement”), (iv) the form of common warrant certificate filed as Exhibit 4.2 to the Registration Statement, (v) the form of pre-funded warrant filed as Exhibit 4.3 to the Registration Statement, (vi) the Company’s certificate of incorporation, as amended to date, (vii) the Company’s amended and restated bylaws, as amended to date, (viii) resolutions of the board of directors of the Company (the “Board”) relating to the Offering and (ix) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) any certificates representing securities to be issued pursuant to the Offering, as applicable, will be duly executed and delivered; (vi) the Company will have reserved, from its authorized but unissued and unreserved shares of Common Stock, a number sufficient to issue all Common Stock issuable pursuant to the Offering (including Common Stock issuable upon the exercise of any Common Warrants or Pre-Funded Warrants) and the issuance of such Common Stock will not exceed the number of then-authorized shares of Common Stock of the Company. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Common Shares have been duly authorized and, when issued and delivered by the Company in accordance with and in the manner described in the Registration Statement and the terms of the Underwriting Agreement and upon receipt by the Company of the consideration therefor provided therein, will be validly issued, fully paid and non-assessable;

Applied DNA Sciences, Inc.

November 1, 2019

2. The Pre-Funded Warrants have been duly authorized and, when duly executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the terms of the Underwriting Agreement and upon receipt by the Company of the consideration therefor provided therein, will constitute valid and binding agreements of the Company under the laws of Delaware enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

3. The Common Warrants have been duly authorized and, when duly executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the terms of the Warrant Agreement and the Underwriting Agreement and upon receipt by the Company of the consideration therefor provided therein, will constitute valid and binding agreements of the Company under the laws of Delaware enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

4. The Warrant Shares have been duly authorized and, if issued upon exercise of the Common Warrants or the Pre-Funded Warrants against payment therefor in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, as applicable, would be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the substantive laws of the State of Delaware and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Delaware or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP